Exhibit 99.2

345 E. Main St.

Warsaw, IN 46580

www.zimmerbiomet.com

Zimmer Biomet Media Meredith Weissman 703-346-3127 meredith.weissman@zimmerbiomet.com	Zimmer Biomet Investors Keri Mattox 215-275-2431 keri.mattox@zimmerbiomet.com

Ezgi Yagci 617-549-2443 ezgi.yagci@zimmerbiomet.com

ZimVie Media Laura Driscoll 774-284-1606 laura.driscoll@zimmerbiomet.com	ZimVie Investors Marissa Bych 805-305-1244 marissa@gilmartinir.com

ZimVie Hosts Inaugural Investor Day; Provides 2022 Financial Outlook

(WARSAW, IN and WESTMINSTER, CO) February 7, 2022—ZimVie, the intended standalone, publicly traded entity to be spun off from Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH), will host its inaugural Investor Day today, February 7, 2022, from 11:00 a.m. to approximately 2:00 p.m. Eastern Time. Investors can access the webcast here or by visiting Zimmer Biomet’s Investor Relations website at https://investor.zimmerbiomet.com.

The virtual event will feature presentations from ZimVie leaders outlining its Spine and Dental offerings, addressable market opportunity, business strategy, and financial outlook. The event will feature a live Q&A panel following speaker presentations.

In conjunction with the event, ZimVie is providing the following full-year 2022 financial guidance:

Projected Year Ending December 31, 2022
Revenue	$1.0B (Flat to 2021)
Adjusted EBITDA Margin*	13.1% to 13.6% (Flat to 50bps improvement)
Adjusted EPS*	$2.10 to $2.30

*

These measures are non-GAAP financial measures for which a reconciliation to the most directly comparable GAAP financial measure is not available without unreasonable efforts. See “Forward-Looking Non-GAAP Financial Measures” below. Not fully diluted for 2022.

Continued uncertainty due to the ongoing COVID-19 pandemic could materially impact the company’s projections.

“At ZimVie, we intend to prioritize innovation and enhanced commercial and operational focus to improve the adoption of our product platforms within the growing $20 billion global dental and spine markets,” said Vafa Jamali, President and Chief Executive Officer of ZimVie. “As an independent company, we will be uniquely positioned to expand the reach of our solutions and execute on opportunities to drive sustainable growth and long-term shareholder value as we bring renewed energy and strategic focus to our brands and products that are trusted all over the world.”

Zimmer Biomet announced in February 2021 its intent to form a new independent, publicly traded company to optimize resource allocation and drive toward market leadership. That transaction process remains on track, with ZimVie’s first day of trading as a standalone entity anticipated on March 1, 2022.

About Zimmer Biomet

Zimmer Biomet is a global medical technology leader with a comprehensive portfolio designed to maximize mobility and improve health. We seamlessly transform the patient experience through our innovative products and suite of integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence.

With 90+ years of trusted leadership and proven expertise, Zimmer Biomet is positioned to deliver the highest quality solutions to patients and providers. Our legacy continues to come to life today through our progressive culture of evolution and innovation.

For more information about our product portfolio, our operations in 25+ countries and sales in 100+ countries or about joining our team, visit www.zimmerbiomet.com or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

About ZimVie

ZimVie will focus on the dental and spine markets and their respective growth drivers such as implants, surgical tools, bone graft substitutes, spinal fusion implants, non-fusion alternatives, and digital care management solutions. “Zim” derives from Zimmer Biomet, the new company’s roots — and “Vie” is the French word for “life,” symbolizing the future. ZimVie’s headquarters will be in Westminster, Colorado.

Forward-Looking Non-GAAP Financial Measures

This press release includes certain forward-looking non-GAAP financial measures for the year ending December 31, 2022 that differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may not be comparable to similar measures reported by other companies and should be considered in addition to, and not as a substitute for, or superior to, other measures prepared in accordance with GAAP. We calculate forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. We have not provided quantitative reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures because the excluded items are not available on a prospective basis without unreasonable efforts due to our limited visibility into and inability to make accurate projections and estimates of items, including GAAP allocations and other GAAP carveout adjustments. These items may vary greatly from year to year and could significantly impact our results as reported in accordance with GAAP. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. It is probable that these forward-looking non-GAAP financial measures may be materially different from the corresponding GAAP financial measures.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, including, among others, any statements about our expectations, plans, intentions, strategies or prospects. We generally use the words “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “sees,” “seeks,” “should,” “could,” “would,” “predicts,” “potential,” “strategy,” “future,” “opportunity,” “work toward,” “intends,” “guidance,” “confidence,” “positioned,” “design,” “strive,” “continue,” “look forward to” and similar expressions to identify forward-looking statements. Such statements are based upon the current beliefs, expectations and assumptions of management and are subject to significant risks, uncertainties and changes in circumstances that could cause actual outcomes and results to differ materially from the forward-looking statements. These risks, uncertainties and changes in circumstances include, but are not limited to: the effects of the COVID-19 global pandemic and other adverse public health developments, dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; pricing pressures; changes in customer demand for our products and services; changes in and compliance with governmental laws and regulations; competition; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors; cost containment efforts; dependence on a limited number of suppliers for key raw materials and outsourced activities; the ability to obtain and maintain adequate intellectual property protection; breaches or failures of our information technology systems or products; the ability to attract and retain independent agents and distributors and skilled employees; risks associated with significant indebtedness; restrictions on activities to preserve the tax-free treatment of the distribution; the ability to form and implement alliances; changes in tax obligations; product liability, intellectual property and commercial litigation losses; changes in general industry and market conditions and general domestic and international economic conditions; and the impact of the ongoing financial and political uncertainty in markets in which we operate. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in our filings with the Securities and Exchange Commission, including our registration statement on Form 10.